UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2016
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2016, Alphatec Holdings, Inc. (the “Company”) filed an amendment to its certificate of incorporation with the Secretary of State of the state of Delaware to effect a 1-for-12 reverse stock split of the Company’s common stock, par value $0.0001 per shares. At the Company’s 2016 Annual Meeting of Stockholders, the Company’s stockholders approved a proposal to authorize the Company’s Board of Directors to amend the Company’s certificate of incorporation to effect an up to 1-for-12 reverse stock split of the Company’s common stock, with the exact ratio to be determined by the Company’s Board of Directors in its discretion within one year of the date of the Annual Meeting. The Company’s Board of Directors determined that a 1-for-12 reverse stock split of the Company’s common stock would be in the best interests of the Company’s and its stockholders in order to regain compliance with NASDAQ Listing Rule 5555(a)(2), which requires the Company to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”). To regain compliance with the Minimum Bid Price Requirement, the bid price of the Company’s common stock has to close at or above $1.00 per share for a minimum of 10 consecutive trading days prior to September 12, 2016.
The reverse split became effective as of 5:00 p.m. Eastern time on Wednesday, August 24, 2016 (the “Effective Time”). At the Effective Time, each lot of twelve shares of common stock issued and outstanding immediately prior to the Effective Time were, automatically and without any further action on the part of the Company’s stockholders, converted into and became one share of common stock, and each certificate which, immediately prior to the Effective Time represented pre-reverse split shares, was deemed canceled and, for all corporate purposes, was deemed to evidence ownership of post-reverse split shares. In lieu of issuing any fractional shares, we will pay to the stockholder, in cash, the value of any fractional share arising from the Reverse Stock Split.
The Company’s transfer agent, Computershare Trust Company, N.A., will act as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.
The foregoing description of the amendment to the certificate of incorporation is qualified in its entirety by reference to the amendment to the certificate of incorporation, a copy of which is filed as Exhibit 3.1(b) to this Current Report on Form 8-K and is incorporated herein by reference.
On August 24, 2016, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the reverse stock split of the Company’s common stock, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1(b)	Amendment to the Certificate of Incorporation of Alphatec Holdings, Inc.
99.1	Press Release, dated August 24, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: August 24, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President

Exhibit Index

Exhibit No.	Description
3.1(b)	Amendment to the Certificate of Incorporation of Alphatec Holdings, Inc.
99.1	Press Release, dated August 24, 2016